PRELIMINARY COPY SUBJECT TO COMPLETION

KNIGHT TRANSPORTATION
Delivering More.™
KNIGHT TRANSPORTATION, INC.
ATTN: PROXY DEPT.
20002 NORTH 19TH AVENUE
PHOENIX, AZ 85027

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Knight Transportation, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

XXXXXX-XXXXXX KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KNIGHT TRANSPORTATION, INC.

The Board of Directors recommends that you vote FOR Proposals 1, 2, 3, 4 and 5.

Approval of each of Proposals 1, 2 and 3 is a condition to the consummation of the merger and the other transactions contemplated by the Agreement and Plan of Merger, dated as of April 9, 2017, by and among Knight Transportation, Inc., Swift Transportation Company and Bishop Merger Sub, Inc.

		For	Against	Abstain
1.	**Knight Merger Proposal.** Proposal to approve the Agreement and Plan of Merger, dated as of April 9, 2017, by and among Knight Transportation, Inc., Swift Transportation Company and Bishop Merger Sub, Inc. and the merger and other transactions contemplated thereby.	☐	☐	☐
2.	**Knight Board Classification Proposal.** Proposal to amend Swift Transportation Company's certificate of incorporation to provide for the classification of the combined company board of directors into three classes of directors with staggered terms of office.	☐	☐	☐
3.	**Knight Stockholder Written Consent Proposal.** Proposal to amend Swift Transportation Company's certificate of incorporation to provide that stockholders of the combined company may take action by written consent, in lieu of holding a meeting, if such action is passed by a unanimous written consent signed by all stockholders entitled to vote.	☐	☐	☐
4.	**Knight Adjournment Proposal.** Proposal to approve the adjournment of the Knight Transportation, Inc. special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of Proposals 1, 2 and 3.	☐	☐	☐
5.	**Knight Advisory Compensation Proposal.** Proposal to approve, on a non-binding, advisory basis, the compensation that may become payable to Knight Transportation, Inc.'s named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement.	☐	☐	☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Your signature below should conform to the name in which the shares are held. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

As a Knight Transportation, Inc. stockholder, you can view the stockholder account on a secured Internet website.

By accessing Investor Service Direct SM at www.computershare.com/investor, you can view the account profile, stock detail, and historical Knight Transportation, Inc. stock price information. You can also change your address.

Knight also provides access to stockholder information, including the proxy statement for the special meeting, through its website at www.knighttrans.com.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement for the Special Meeting and the Proxy Card are available at www.proxyvote.com.

- xxxxxx-xxxxxx

Detach here from proxy voting card

KNIGHT TRANSPORTATION, INC.
20002 North 19th Avenue
Phoenix, Arizona 85027

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD
[Day], [Month] [ ], 2017, [Time] [PDT]

By executing this Proxy, the stockholder constitutes and appoints the President and Chief Executive Officer, David A. Jackson, and the Chief Financial Officer, Secretary, and Treasurer, Adam W. Miller, and each of them, as proxies for the stockholder (or if only one proxy is present, that one shall have all power granted herein), with full power of substitution, who may, and by a majority of such proxies, represent the stockholder and vote all shares of Common Stock that the stockholder is entitled to vote at the Special Meeting of Stockholders of Knight Transportation, Inc. to be held on [Month] [ ], 2017, at [Time], [PDT], at the Company's headquarters at 20002 North 19th Avenue, Phoenix, Arizona 85027, or at any adjournment thereof, on all matters described in the Notice and Proxy Statement for the Special Meeting as set forth on the reverse side.

The stockholder acknowledges receipt of the Notice and Proxy Statement for the Special Meeting of Stockholders, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the stockholder would possess if personally present at such meeting, and ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the stockholder's name, place, and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT TRANSPORTATION, INC., AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

ADDRESS CHANGES/COMMENTS ____

____

SEE REVERSE SIDE

TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE